                                                                    EXHIBIT 21.1

                  SUBSIDIARIES - MERCURY GENERAL CORPORATION

Mercury Casualty Company (100% owned)
Mercury Insurance Company (100% owned by Mercury Casualty Company)
California General Underwriters Insurance Company, Inc. (100% owned by Mercury Casualty Company)
California Automobile Insurance Company (100% owned)
Mercury Insurance Company of Georgia (100% owned by California Automobile Insurance Company)
Mercury Indemnity Company of Georgia (100% owned)
Mercury Insurance Company of Illinois (100% owned)
Mercury Indemnity Company of Illinois (100% owned by Mercury Insurance Company of Illinois)
American Mercury Insurance Company (100% owned)
American Mercury Lloyds Insurance Company *
AFI Management Company, Inc. (100% owned by American Fidelity Ins. Company) ** American Mercury MGA, Inc. (100% owned by American Mercury Insurance Company) Concord Insurance Services, Inc. *

*    Controlled by Mercury General Corporation

** Attorney-in-fact for American Fidelity Lloyds Insurance Co., whose results are consolidated with Mercury General Corporation.